Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp and Radiant Industries Announce U.S. Uranium Supply Agreement to Support Deployment of Microreactors, Building the Full Nuclear Power Value Chain in America

Casper and Laramie, Wyoming - May 7, 2025 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) and Radiant Industries Incorporated (“Radiant”) are pleased to announce a memorandum of understanding (“MOU”) where UEC and Radiant have agreed to collaborate on opportunities to advance the shared vision of deploying nuclear energy and building the full nuclear value chain in the United States.

As part of this collaboration, UEC and Radiant are pleased to announce the completion of an initial transaction where UEC will supply U.S. origin uranium concentrates to Radiant at mutually agreed terms.

Microreactors represent an important innovation in nuclear energy at a time when energy security and advancing small modular reactors are of utmost importance to the White House. The growth of nuclear energy in the United States requires a secure, domestic fuel supply chain. The first step in that chain is uranium, and UEC’s Wyoming and Texas operations offer a highly reliable source of U.S.-origin supply — a strategic fit to support Radiant’s Kaleidos Portable Nuclear Microreactor.

Amir Adnani, UEC President and CEO stated:

“Our collaboration with Radiant aligns with UEC’s strategy to lead in the emerging demand for U.S.-produced uranium. With the White House seeking to accelerate the deployment of advanced nuclear technologies, our partnerships with next-generation reactor developers like Radiant and TerraPower, and our role as a supplier to the U.S. Strategic Uranium Reserve, position UEC to strengthen America’s nuclear fuel supply chain and deliver long-term value for shareholders.”

Doug Bernauer, Radiant CEO stated:

“America must lead the way in energy independence. Leveraging a domestic supply of uranium right here in Wyoming through this strategic partnership with UEC is a critical step in our goal to scale production of portable microreactors to 50 a year. From the rocks to the reactors, the US should be seeking to build the entire value-add chain in the US.”

About Radiant

Radiant is building the world’s first mass-produced nuclear microreactors. The company’s first reactor, Kaleidos, is a 1 MW failsafe microreactor that can be transported anywhere power is needed. Founded in 2020, Radiant plans to test its first reactor in 2026, with initial customer deployments beginning in 2028. Radiant’s mission is to mass produce the most economical and reliable portable reactors.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted, and ramp-up commenced, at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp Investor Relations
Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

X (formerly known as Twitter): @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.